EXHIBIT 99.1

8229 Boone Boulevard, Suite 802 Vienna, VA 22182. USA Telephone (703) 506-9460 www.cel-sci.com	COMPANY CONTACT: Gavin de Windt CEL-SCI Corporation (703) 506-9460

CEL-SCI ANNOUNCES $1.35 MILLION UNDERWRITTEN CONFIDENTIALLY MARKETED PUBLIC OFFERING OF COMMON STOCK

Vienna, VA, April 27, 2023 -- CEL-SCI Corporation (“CEL-SCI” or the “Company”) (NYSE American: CVM), a Phase 3 cancer immunotherapy company, today announced the pricing of its underwritten confidentially marketed public offering of 794,117 shares of common stock at an offering price of $1.70 per share. The closing of the offering is expected to take place on or about May 2, 2023, subject to the satisfaction of customary closing conditions. In addition, the Company expects to grant the underwriter a 30-day option to purchase up to an additional 15 percent of the shares of common stock to cover over-allotments.

Spartan Capital Securities, LLC, is acting as sole book-running manager for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $1.35 million, before deducting the underwriter’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to fund the continued development of Multikine*, LEAPS and for general corporate purposes.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-265995) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on July 15, 2022. A prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus when available, may be obtained by contacting Spartan Capital Securities, LLC, Attention: Kim Monchik, 45 Broadway, 19th Floor New York, New York 10006, by email at kmonchik@spartancapital.com, or by telephone at (212) 293-4245. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About CEL-SCI Corporation

CEL-SCI is a clinical-stage biotechnology company focused on finding the best way to activate the immune system to fight cancer and infectious diseases. The Company’s lead investigational therapy Multikine completed a pivotal Phase 3 clinical trial involving head and neck cancer, for which the Company has received Orphan Drug Designation from the FDA. The Company has operations in Vienna, Virginia, and near Baltimore, Maryland.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words "intends," "believes," "anticipated," "plans" and "expects," and similar expressions, are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such statements include, but are not limited to, statements about the offering. Factors that could cause or contribute to such differences include an inability to duplicate the clinical results demonstrated in clinical studies, timely development of any potential products that can be shown to be safe and effective, receiving necessary regulatory approvals, difficulties in manufacturing any of the Company's potential products, inability to raise the necessary capital and the risk factors set forth from time to time in CEL-SCI's filings with the Securities and Exchange Commission, including but not limited to its report on Form 10-K for the year ended September 30, 2022. The Company undertakes no obligation to publicly release the result of any revision to these forward-looking statements which may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

* Multikine (Leukocyte Interleukin, Injection) is the trademark that CEL-SCI has registered for this investigational therapy. This proprietary name is subject to FDA review in connection with the Company's future anticipated regulatory submission for approval. Multikine has not been licensed or approved for sale, barter or exchange by the FDA or any other regulatory agency. Similarly, its safety or efficacy has not been established for any use.

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